Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252684) and Form S-8 (No. 333-94997, 333-157820, 333-175274, 333-200983, 333-219921, 333-233353, and 333-261490) of Immersion Corporation and its subsidiaries of our report dated March 11, 2024 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2023.

/s/ Plante & Moran, PLLC

Denver, Colorado

March 11, 2024